Exhibit (e)(1)(i)

EXHIBIT A

Distribution Agreement dated 2.5.24

GMO Trust

53 State Street, Boston, MA 02109

As of September 29, 2026

# of Portfolios	Series	Class
1.	Alternative Allocation Fund	II, III, IV, V, VI, R6, I, ETF Class
2.	Asset Allocation Bond Fund	III, VI,
3.	Benchmark-Free Fund	III
4.	Benchmark-Free Allocation Fund	III, IV, R6, I, ETF Class
5.	Climate Change Fund	III, IV, V, VI, R6, I
6.	Emerging Country Debt Fund	III, IV, VI, ETF Class
7.	Emerging Country Debt Shares Fund	R6, I
8.	Emerging Markets Fund	II, III, IV, V, VI, R6, I, ETF Class
9.	Emerging Markets Debt Total Return Fund	III, IV, V, VI, R6, I
10.	Emerging Markets ex-China Fund	II, III, IV, V, VI, R6, I, ETF Class
11.	Global Asset Allocation Fund	III, R6, I, ETF Class
12.	Global Developed Equity Allocation Fund	III, R6, I, ETF Class
13.	Global Equity Allocation Fund	III, R6, I, ETF Class
14.	GMO-Usonian Japan Value Creation Fund	III, IV, V, VI, R6, I
15.	High Yield Fund	III, IV, V, VI, R6, I, ETF Class
16.	Implementation Fund	N/A
17.	International Developed Equity Allocation Fund	III, R6, I, ETF Class
18.	International Equity Fund	II, III, IV, R6, I, ETF Class
19.	International Equity Allocation Fund	III, R6, I, ETF Class
20.	International Opportunistic Value Fund	III, IV, R6, I
21.	MAC Implementation Fund	N/A
22.	Multi-Asset Credit Fund	II, III, IV, R6, I, ETF Class
23.	Opportunistic Income Fund	III, VI, R6, I, ETF Class
24.	Quality Fund	III, IV, V, VI, R6, I, ETF Class
25.	Resource Transition Fund	III, IV, V, VI, R6, I
26.	Resources Fund	III, IV, V, VI, R6, I
27.	Small Cap Quality Fund	III, IV, V, VI, R6, I
28.	Strategic Opportunities Allocation Fund	III
29.	U.S. Equity Fund	III, IV, V, VI, R6, I, ETF Class
30..	U.S. Opportunistic Value Fund	III, IV, V, VI, R6, I
31.	U.S. Small Cap Value Fund	III, IV, V, VI, R6, I, ETF Class
32.	U.S. Treasury Fund	VI, R6, I, ETF Class

IN WITNESS WHEREOF, the Parties have caused this Exhibit A to be executed in their names and on their behalf by and through their duly authorized officers.

GMO TRUST		FUNDS DISTRIBUTOR, LLC

By:	/s/ Doug Charton	By:	/s/ Teresa Cowan
Name:	Douglas Y. Charton	Name:	Teresa Cowan
Title:	Vice President-Law	Title:	President
Date:	9/9/26	Date:	9/9/26